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                                  EXHIBIT 3.1

     ARTICLES OF INCORPORATION OF SPORTS & RECREATION REINCORPORATION, INC.

ARTICLE I - NAME
The name of the corporation is "SPORTS & RECREATION REINCORPORATION, INC." (hereinafter called the "Corporation").

ARTICLE II - ADDRESS OF PRINCIPAL OFFICE AND MAILING ADDRESS The address of the principal office of the Corporation and the mailing address of the Corporation are 4701 W. Hillsborough Avenue, Tampa, Florida 33614.

ARTICLE III - CAPITAL STOCK
The aggregate number of shares which the Corporation shall have the authority to issue is 100,000,000 shares of Common Stock, par value $0.01 per share.

ARTICLE IV - INITIAL REGISTERED AGENT
The street address of the initial registered office of the Corporation is 501 E. Kennedy Blvd., Tampa, Florida 33602; and the name of the initial registered agent of the Corporation at that address is Fowler, White, Gillen, Boggs, Villareal and Banker, P.A., Attn: David C. Shobe, Esq.

ARTICLE V - INCORPORATOR
The name and address of the person filing these Articles of incorporation is:

                                 Stephen Bebis
                          4701 W. Hillsborough Avenue
                              Tampa, Florida 33614

ARTICLE VI - PURPOSE
The Corporation is organized for the purpose of engaging in any lawful act or activity for which corporations may be organized under the Florida Corporation Act.

ARTICLE VII - SPECIAL MEETINGS OF STOCKHOLDERS
The stockholders of the Corporation may only call a special meeting of stockholders if the holders of at least 50% of all of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. In addition, the directors or any officer instructed by the directors may call a special meeting of the stockholders.

ARTICLE VIII - BYLAWS
The Board of Directors shall have the power to adopt, amend or repeal the Bylaws.



IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of incorporation on April 19, 1996.



                                        /s/ STEPHEN BEBIS
                                        -------------------
                                        Incorporator



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